STAG INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Boston, MA — February 15, 2023 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the fourth quarter and full year ended December 31, 2022.

"Our strong fourth quarter results conclude a year that featured many successes, including a record level of same store growth, opportunistic investments in a volatile transaction market, and operational efficiencies that resulted in impressive cash flow growth,” said Bill Crooker, President and Chief Executive Officer of the Company. "Secular tailwinds in the industrial space coupled with our attractive portfolio positioning will continue to drive meaningful internal growth, and our defensive balance sheet should allow us to capitalize on opportunities throughout 2023."

Fourth Quarter and Full Year 2022 Highlights

•Reported $0.17 of net income per basic and diluted common share for the fourth quarter of 2022, compared to $0.50 of net income per basic and diluted common share for the fourth quarter of 2021. Reported $29.7 million of net income attributable to common stockholders for the fourth quarter of 2022, compared to net income attributable to common stockholders of $86.2 million for the fourth quarter of 2021.

•Achieved $0.55 of Core FFO per diluted share for the fourth quarter of 2022, an increase of 7.8% compared to fourth quarter 2021 Core FFO per diluted share of $0.51. Achieved $2.21 of Core FFO per diluted share for the year ended December 31, 2022, an increase of 7.3% compared to $2.06 of Core FFO per diluted share for the year ended December 31, 2021.

•Produced Cash NOI of $130.1 million for the fourth quarter of 2022, an increase of 13.7% compared to the fourth quarter of 2021 of $114.5 million. Produced Cash NOI of $513.9 million for the year ended December 31, 2022, an increase of 17.3% compared to the year ended December 31, 2021 of $438.0 million.

•Produced Same Store Cash NOI of $104.7 million for the fourth quarter of 2022, an increase of 4.5% compared to the fourth quarter of 2021 of $100.2 million. Produced Same Store Cash NOI of $415.5 million for the year ended December 31, 2022, an increase of 5.0% compared to the year ended December 31, 2021 of $395.9 million.

•Produced Cash Available for Distribution of $86.1 million for the fourth quarter of 2022, an increase of 16.1% compared to the fourth quarter of 2021 of $74.1 million. Produced Cash Available for Distribution of $342.7 million for the year ended December 31, 2022, an increase of 16.7% compared to the year ended December 31, 2021 of $293.8 million.

•Acquired one building in the fourth quarter of 2022, consisting of 115,491 square feet, for $8.1 million, with a Cash Capitalization Rate of 7.8% and a Straight-Line Capitalization Rate of 8.1%.

•Sold two buildings in the fourth quarter of 2022, consisting of 140,141 square feet, for $4.6 million.

•Achieved an Occupancy Rate of 98.5% on the total portfolio and 99.0% on the Operating Portfolio as of December 31, 2022.

•Commenced Operating Portfolio leases of 3.0 million square feet for the fourth quarter of 2022, resulting in a Cash Rent Change and Straight-Line Rent Change of 14.2% and 25.4%, respectively.

•Experienced 79.5% Retention for 2.8 million square feet of leases expiring in the quarter.

•Subsequent to quarter end, on January 5, 2023, the Company paid off a $100 million fixed rate senior unsecured note.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Thursday, February 16, 2023 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

FOURTH QUARTER AND FULL YEAR 2022 KEY FINANCIAL MEASURES

	Three months ended December 31,			Year ended December 31,
Metrics	2022	2021	% Change	2022	2021	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$29,737	$86,198	(65.5)%	$178,089	$188,175	(5.4)%
Net income per common share — basic	$0.17	$0.50	(66.0)%	$1.00	$1.15	(13.0)%
Net income per common share — diluted	$0.17	$0.50	(66.0)%	$1.00	$1.15	(13.0)%
Cash NOI	$130,109	$114,456	13.7%	$513,891	$438,036	17.3%
Same Store Cash NOI (1)	$104,703	$100,170	4.5%	$415,535	$395,924	5.0%
Adjusted EBITDAre	$120,272	$105,457	14.0%	$475,688	$399,404	19.1%
Core FFO	$101,148	$89,995	12.4%	$403,354	$344,257	17.2%
Core FFO per share / unit — basic	$0.55	$0.51	7.8%	$2.21	$2.07	6.8%
Core FFO per share / unit — diluted	$0.55	$0.51	7.8%	$2.21	$2.06	7.3%
Cash Available for Distribution	$86,082	$74,132	16.1%	$342,705	$293,769	16.7%
 (1) The Same Store pool accounted for 82.2% of the total portfolio square footage as of December 31, 2022.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended December 31, 2022, the Company acquired one building for $8.1 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

FOURTH QUARTER 2022 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Chicago, IL	12/28/2022	115,491	1	$8,055	5.0
Total / weighted average		115,491	1	$8,055	5.0	7.8%	8.1%

The chart below details the 2022 acquisition activity and Pipeline through February 14, 2023:
2022 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	1,799,761	8	$166,351	5.3	5.0%	5.2%
Q2	1,467,543	9	165,362	9.1	5.2%	5.7%
Q3	1,358,318	8	127,320	5.0	5.4%	5.8%
Q4	115,491	1	8,055	5.0	7.8%	8.1%
Total / weighted average	4,741,113	26	$467,088	6.6	5.2%	5.6%

As of February 14, 2023
Subsequent to quarter-end acquisitions	0.0 million	0	$0.0 million

Pipeline	20.4 million	131	$2.4 billion

The chart below details the disposition activity for the year ended December 31, 2022:

2022 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	237,500	1	$36,115
Q2	90,000	1	3,150
Q3	1,286,980	4	93,696
Q4	140,141	2	4,635
Total	1,754,621	8	$137,596

Subsequent to quarter end, the Company sold one building, consisting of 185,000 square feet, for gross proceeds of approximately $14.8 million.

Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended December 31, 2022:

FOURTH QUARTER 2022 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	749,819	9	8.4	$5.63	$6.18	$3.03	$0.34	12.6%	38.7%
Renewal Leases	2,234,006	18	3.8	$4.86	$5.06	$0.76	$0.21	14.8%	20.8%	79.5%
Total / weighted average	2,983,825	27	5.0	$5.06	$5.34	$1.33	$0.24	14.2%	25.4%

The chart below details the leasing activity for leases commenced during the year ended December 31, 2022:

2022 YEAR TO DATE OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	4,376,929	35	5.9	$5.34	$5.67	$2.06	$0.67	18.6%	31.2%
Renewal Leases	7,795,545	66	4.7	$4.84	$5.10	$0.68	$0.41	11.8%	20.5%	71.0%
Total / weighted average	12,172,474	101	5.1	$5.02	$5.30	$1.18	$0.51	14.3%	24.3%

Additionally, for the three months and year ended December 31, 2022, leases commenced totaling 260,416 and 1.1 million square feet, respectively, related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

As of February 13, 2023, 61.5% of expected 2023 new and renewal leasing has been addressed, consisting of 8.4 million square feet, achieving cash rent change of 31.6%.

Capital Markets Activity

As of December 31, 2022, net debt to Annualized Run Rate Adjusted EBITDAre was 5.2x and Liquidity was $847.3 million.

Subsequent to quarter end, on January 5, 2023, the Company paid off a $100 million fixed rate senior unsecured note.

Conference Call

The Company will host a conference call tomorrow, Thursday, February 16, 2023, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13735172.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	December 31, 2022	December 31, 2021
Assets
Rental Property:
Land	$647,098	$617,297
Buildings and improvements, net of accumulated depreciation of $763,128 and $611,867, respectively	4,706,745	4,435,743
Deferred leasing intangibles, net of accumulated amortization of $328,848 and $282,038, respectively	508,935	567,658
Total rental property, net	5,862,778	5,620,698
Cash and cash equivalents	25,884	18,981
Restricted cash	905	4,215
Tenant accounts receivable	115,509	93,600
Prepaid expenses and other assets	71,733	60,953
Interest rate swaps	72,223	5,220
Operating lease right-of-use assets	31,313	29,582
Assets held for sale, net	4,643	—
Total assets	$6,184,988	$5,833,249
Liabilities and Equity
Liabilities:
Unsecured credit facility	$175,000	$296,000
Unsecured term loans, net	1,020,440	970,577
Unsecured notes, net	1,295,442	896,941
Mortgage notes, net	7,898	54,744
Accounts payable, accrued expenses and other liabilities	97,371	76,475
Interest rate swaps	—	17,052
Tenant prepaid rent and security deposits	40,847	37,138
Dividends and distributions payable	22,282	21,906
Deferred leasing intangibles, net of accumulated amortization of $24,593 and $21,136, respectively	32,427	35,721
Operating lease liabilities	35,100	33,108
Total liabilities	2,726,807	2,439,662
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at December 31, 2022 and December 31, 2021; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at December 31, 2022 and December 31, 2021, 179,248,980 and 177,769,342 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	1,792	1,777
Additional paid-in capital	4,188,677	4,130,038
Cumulative dividends in excess of earnings	(876,145)	(792,332)
Accumulated other comprehensive income (loss)	70,500	(11,783)
Total stockholders’ equity	3,384,824	3,327,700
Noncontrolling interest	73,357	65,887
Total equity	3,458,181	3,393,587
Total liabilities and equity	$6,184,988	$5,833,249

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenue
Rental income	$170,036	$147,525	$654,377	$559,432
Other income	295	98	2,968	2,727
Total revenue	170,331	147,623	657,345	562,159
Expenses
Property	34,965	28,886	125,701	107,986
General and administrative	11,527	10,593	46,958	48,629
Depreciation and amortization	68,939	63,714	275,040	238,699
Loss on impairments	—	—	1,783	—
Other expenses	2,756	694	4,363	2,878
Total expenses	118,187	103,887	453,845	398,192
Other income (expense)
Interest and other income	20	29	103	121
Interest expense	(21,708)	(17,107)	(78,018)	(63,484)
Debt extinguishment and modification expenses	—	(1,473)	(838)	(2,152)
Gain (loss) on the sales of rental property, net	(12)	62,933	57,487	97,980
Total other income (expense)	(21,700)	44,382	(21,266)	32,465
Net income	$30,444	$88,118	$182,234	$196,432
Less: income attributable to noncontrolling interest after preferred stock dividends	650	1,825	3,908	4,098
Net income attributable to STAG Industrial, Inc.	$29,794	$86,293	$178,326	$192,334
Less: preferred stock dividends	—	—	—	1,289
Less: redemption of preferred stock	—	—	—	2,582
Less: amount allocated to participating securities	57	95	237	288
Net income attributable to common stockholders	$29,737	$86,198	$178,089	$188,175
Weighted average common shares outstanding — basic	179,064	172,801	178,753	163,442
Weighted average common shares outstanding — diluted	179,371	173,650	178,940	164,090
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.17	$0.50	$1.00	$1.15
Net income per share attributable to common stockholders — diluted	$0.17	$0.50	$1.00	$1.15

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
NET OPERATING INCOME RECONCILIATION
Net income	$30,444	$88,118	$182,234	$196,432
General and administrative	11,527	10,593	46,958	48,629
Depreciation and amortization	68,939	63,714	275,040	238,699
Interest and other income	(20)	(29)	(103)	(121)
Interest expense	21,708	17,107	78,018	63,484
Loss on impairments	—	—	1,783	—
Debt extinguishment and modification expenses	—	1,473	838	2,152
Other expenses	2,756	694	4,363	2,878
Gain (loss) on the sales of rental property, net	12	(62,933)	(57,487)	(97,980)
Net operating income	$135,366	$118,737	$531,644	$454,173

Net operating income	$135,366	$118,737	$531,644	$454,173
Rental property straight-line rent adjustments, net	(5,113)	(4,310)	(17,401)	(18,188)
Amortization of above and below market leases, net	(144)	29	(352)	2,051
Cash net operating income	$130,109	$114,456	$513,891	$438,036

Cash net operating income	$130,109
Cash NOI from acquisitions' and dispositions' timing	191
Cash termination, solar and other income	(845)
Run Rate Cash NOI	$129,455

Same Store Portfolio NOI
Total NOI	$135,366	$118,737	$531,644	$454,173
Less: NOI non-same-store properties	(26,766)	(15,245)	(99,421)	(38,914)
Termination, solar and other adjustments, net	(1,156)	(405)	(5,708)	(3,433)
Same Store NOI	$107,444	$103,087	$426,515	$411,826
Less: straight-line rent adjustments, net	(2,972)	(3,070)	(11,678)	(16,980)
Plus: amortization of above and below market leases, net	231	153	698	1,078
Same Store Cash NOI	$104,703	$100,170	$415,535	$395,924

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$30,444	$88,118	$182,234	$196,432
Depreciation and amortization	68,939	63,714	275,040	238,699
Interest and other income	(20)	(29)	(103)	(121)
Interest expense	21,708	17,107	78,018	63,484
Loss on impairments	—	—	1,783	—
Gain (loss) on the sales of rental property, net	12	(62,933)	(57,487)	(97,980)
EBITDAre	$121,083	$105,977	$479,485	$400,514

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$121,083	$105,977	$479,485	$400,514
Straight-line rent adjustments, net	(5,170)	(4,304)	(17,610)	(18,947)
Amortization of above and below market leases, net	(144)	29	(352)	2,051
Non-cash compensation expense	2,618	2,579	12,026	14,414
Severance costs	—	—	—	2,148
Non-recurring other items	1,885	(297)	1,301	(2,928)
Debt extinguishment and modification expenses	—	1,473	838	2,152
Adjusted EBITDAre	$120,272	$105,457	$475,688	$399,404

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$30,444	$88,118	$182,234	$196,432
Rental property depreciation and amortization	68,885	63,662	274,823	238,487
Loss on impairments	—	—	1,783	—
Gain (loss) on the sales of rental property, net	12	(62,933)	(57,487)	(97,980)
Funds from operations	$99,341	$88,847	$401,353	$336,939
Preferred stock dividends	—	—	—	(1,289)
Redemption of preferred stock	—	—	—	(2,582)
Amount allocated to restricted shares of common stock and unvested units	(122)	(197)	(558)	(838)
Funds from operations attributable to common stockholders and unit holders	$99,219	$88,650	$400,795	$332,230

Funds from operations attributable to common stockholders and unit holders	$99,219	$88,650	$400,795	$332,230
Amortization of above and below market leases, net	(144)	29	(352)	2,051
Non-recurring dead deal costs and other	2,073	158	2,073	759
Debt extinguishment and modification expenses	—	1,473	838	2,152
Redemption of preferred stock	—	—	—	2,582
Retirement plan adoption	—	(315)	—	2,335
Severance costs	—	—	—	2,148
Core funds from operations	$101,148	$89,995	$403,354	$344,257

Weighted average common shares and units
Weighted average common shares outstanding	179,064	172,801	178,753	163,442
Weighted average units outstanding	3,729	3,192	3,695	3,164
Weighted average common shares and units - basic	182,793	175,993	182,448	166,606
Dilutive shares	307	849	187	648
Weighted average common shares, units, and other dilutive shares - diluted	183,100	176,842	182,635	167,254
Core funds from operations per share / unit - basic	$0.55	$0.51	$2.21	$2.07
Core funds from operations per share / unit - diluted	$0.55	$0.51	$2.21	$2.06

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$101,148	$89,995	$403,354	$344,257
Non-rental property depreciation and amortization	54	52	217	212
Straight-line rent adjustments, net	(5,170)	(4,357)	(17,610)	(17,516)
Capital expenditures	(8,984)	(8,511)	(31,363)	(24,437)
Capital expenditures reimbursed by tenants	(172)	(1,373)	(976)	(3,768)
Lease commissions and tenant improvements	(4,404)	(5,420)	(26,690)	(18,370)
Non-cash portion of interest expense	992	852	3,747	2,931
Non-cash compensation expense	2,618	2,894	12,026	12,079
Severance costs	—	—	—	(1,619)
Cash available for distribution	$86,082	$74,132	$342,705	$293,769

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, Run Rate Adjusted EBITDAre, and Annualized Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We define Annualized Run Rate Adjusted EBITDAre as Run Rate Adjusted EBITDAre excluding allowable one-time items multiplied by four plus allowable one-time items.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets, assets contained in the Value Add Portfolio, and assets classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. The results for Same Store properties exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures. Same Store properties exclude Operating Portfolio properties with expansions placed into service or transferred from the Value Add Portfolio to the Operating Portfolio after December 31, 2020.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.